SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2004

Illumina, Inc.

(Exact name of registrant as specified in its charter)

000-30361
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9885 Towne Centre Drive, San Diego, CA 92121
(Address of principal executive offices, with zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.
Item 12. Results of Operations and Financial Condition.
SIGNATURES
EXHIBIT 99.1

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

99.1	Press release dated January 12, 2004 announcing Illumina, Inc.’s anticipated revenues for the quarter and year ended December 28, 2003.

Item 12. Results of Operations and Financial Condition.

     On January 12, 2004, Illumina, Inc. issued a press release announcing anticipated revenues for the quarter and year ended December 28, 2003. A copy of this press release is attached hereto as Exhibit 99.1. This information and the exhibits hereto, are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of, or otherwise regarded as filed under, the Securities and Exchange Act of 1934, as amended. The information in this report shall not be incorporated by reference into any filing of Illumina, Inc. with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date: January 13, 2004	By:	/s/ TIMOTHY M. KISH

Timothy M. Kish
Chief Financial Officer